UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): June 9, 2011
Sagebrush Gold Ltd.
(exact name of registrant as specified in its charter)

Nevada	333-150462	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Terrace Way Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 930-6338

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                          Regulation FD Disclosure

On June 9, 2011, Sagebrush Gold, Ltd. (the “Company”) made available a presentation which provides a general description of the Company’s business.  A copy of the presentation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this current report, including the presentation attached hereto as Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in the Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

Item 8.01                          Other Events

As previously disclosed in our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on May 19, 2011 and May 31, 2011, we were formerly known as The Empire Sports & Entertainment Holdings Co., and changed our name to Sagebrush, Gold, Ltd. in order to reflect additional businesses to be pursued by us.  Following the departure during March 2011 of a senior executive officer responsible for developing our sports and entertainment projects, we evaluated several new business opportunities.  During May 2011, we were presented with an opportunity to acquire, in consideration for the issuance of 21,000,000 shares of our common stock (which includes common stock underlying 8,000,000 shares of our Series B Convertible Preferred Stock), certain leases with the potential to pursue natural resource exploration, primarily precious metals, as a junior gold exploration company.  As a result, our Board of Directors determined to pursue such acquisition.  We appointed a new President, David Rector, with resource and exploration experience, and appointed a Chief Geologist.  Our management conducted due diligence and management and their advisors concluded that the Nevada claims were conducive to exploration for gold.  However, no deposits have been identified on the leased properties.  We will, as a result, be engaged in two primary lines of business, through separate subsidiaries, consisting of resource exploration and sports and entertainment.

OVERVIEW OF OUR JUNIOR GOLD RESOURCE EXPLORATION BUSINESS LINE

Through our subsidiary “Arttor Gold, LLC” a Nevada limited liability company (“Arttor Gold”), we have the rights to explore on two Carlin-type gold properties, known as Red Rock and North Battle Mountain.  The exploration rights to these properties are evidenced by leases between Arttor Gold and  F.R.O.G. Consulting, LLC, a Nevada limited liability company (”FROG”), which acquired its rights to these properties from the Federal Bureau of Land Management by staking claims.

Although mineral exploration is a time consuming and expensive process with no assurance of success, the process is straightforward. We first acquire the rights to explore for gold. We then explore for gold by examining the soil, the rocks on the surface, and by drilling into the ground to retrieve underground rock samples, which can then be analyzed for their mineral content. This exploration activity is undertaken in phases, with each successive phase built upon the information previously gained in prior phases. If, through our exploration program, we discover what appears to be an area which may be able to be profitably mined for gold, we will focus most of our activities on determining whether that is feasible, including further delineation of the location, size and economic feasibility of any such potential ore body.

In the event that we discover gold deposits on our property, which can be mined at a profit (as to which there can be no assurance), we will sell the rights to mine our property to a third party or enter into other arrangements. Any gold that is mined from our property will be refined and eventually sold on the open market to dealers.

Wholesale purchase prices for precious metals can be affected by a number of factors, all of which are beyond our control, including but not limited to:

•	fluctuation in the supply of, demand and market price for gold;

•	mining activities of our competitors;

•	sale or purchase of gold by central banks and for investment purposes by individuals and financial institutions;

•	interest rates;

•	currency exchange rates;

•	inflation or deflation;

•	fluctuation in the value of the United States dollar and other currencies; and

•	political and economic conditions of major gold or other mineral-producing countries.

Our Resource Exploration Competition

We compete with other exploration companies, many of which possess greater financial resources and technical abilities than we do. Our main areas of competition are acquiring exploration rights and engaging qualified personnel. The gold exploration industry is highly fragmented, and we are a very small participant in this sector, which places us at a competitive disadvantage. Many of our competitors explore for a variety of minerals and control many different properties around the world. Many of them have been in business longer than we have and have probably established more strategic partnerships and relationships and have greater financial accessibility than we do.

There is significant competition for properties suitable for gold exploration. As a result, we may be unable to continue to acquire interests in attractive properties on terms that we consider acceptable.

Properties

Red Rock Property

The Red Rock Property is located in Lander County, Nevada, 42 kilometers south of Battle Mountain.  The property consists of 5 groups of unpatented lode claims, totaling 269 claims and encompassing approximately 2,177 hectares (5,560 acres) of land.  Access to the Red Rock Property is via Nevada State Highway 305, traveled south from Battle mountain approximately 42 kilometers to the Carico Lake Valley/Red Rock Canyon turn-off, then east along an improved gravel road, one-half kilometer to the western claim boundary.  Most of the property is accessible by secondary gravel and unimproved dirt roads.

Red Rock Property History

Barite mining in Lander County began in the 1930’s.  The Mountain Springs barite mine, located approximately one-half kilometer north of the property, began production in 1952.  The Mountain Springs mine was reported to have produced over 1.0 million tons of ore in 2004.  Historical prospecting for gold on the Red Rock property is not known.  Cameco (US) Inc. (Cameco.) first identified gold potential on the Red Rock property in 1996, and claims were staked in 1996, 1997, and 1998.  In 1996, 165 rock geochemical samples were collected concurrent with geologic mapping.   Elevated gold, arsenic, antimony, mercury, and molybdenum were obtained from outcrops cut by limonitic, silicified breccias and  iron-oxide coated shears and  fractures.  A gold anomaly, approximately 670 m by 60 m, was identified in the western one-half of section 22.  Rock  chip  gold  values  from  13.2, 12.1, 4.4, 3.7, 1.09  g/T were obtained from outcrops on the current RRC claims (western claim block-not part of the Red Rock property).

In 1998, a modest reverse circulation drill program consisting of five shallow holes totaling 720.9 m targeting upper plate rocks was completed by Cameco.  One hole, RRC98-05 (in the northwest quarter of the RRC claim block - not on the Red Rock property), intersected 9.1 m  at 1.285  g/T (0.037 oz/ton) immediately beneath alluvium at a depth of 7.6 m. Cameco drill hole RRC98-04 was collared just south of the RRC claims within the Red Rock property.  Elevated intervals of gold and silver and associated trace elements are reported from the hole.  Data from the other three Cameco drill holes is not available.

Cameco allowed most of the RRC claims to lapse in 2001 for budgetary reasons, with the exception of two blocks of 10 and 24 claims.  Much of the old RRC property was staked by Art Leger, our current Chief Geologist, in December 2003, as the LS claims.

In March 2004, Luna Gold Corp. (“Luna”) leased the LS claims, and geologic mapping was undertaken concurrent with the collection of 62 rock and 78 soil geochemical samples.  Sample results confirmed the gold anomaly discovered in section 22 by Cameco in 1996-1997.

In September 2005, Centerra (US) Inc. (Centerra.) entered into a Letter of Intent with Luna for an exploration  agreement on the LS Property which was followed with a formal Exploration Agreement with Option for Joint Venture in February 2006. One hundred fourteen new LS claims were staked in late 2005 and a Notice of Intent for construction of 12 drill sites and access roads was filed with the Federal Bureau of Land Management (“BLM”)  and  approved  in  early  2006.

Centerra’s 2006 program focused on detailed geologic mapping and rock sampling within a northwest-trending gold soil anomaly identified in 2005.  An additional 286 rock and 235 soil samples were collected in 2006.  Sampling led to the discovery of a northwest trending gold anomaly 6.5 kilometers long hosted within upper plate Paleozoic rocks along the Caetano Break.

In 2007 fifty-three additional LS claims were located along the southwest part of the claim block, and detailed geologic mapping (1:2400 scale), in select target areas in the northwest, central, and southeast parts of the property, was completed.   Mapping focused on tracing marker beds and establishing the location and nature of contacts between units. An additional 96 rock samples and 18 fossil samples were collected and age dates were obtained, although results did not allow for definitive formational assignations.

Centerra expended  a  total of US$1.52 million on the Red Rock property (including  exploration conducted on the RRC claims - not part of the Red Rock Property) between 2005 and 2007.

Due to other mining interests, Centerra and Luna Gold subsequently terminated their lease in 2008.

Ansell Capital Corp. entered into a mining lease agreement in 2009 and subsequently immediately ventured the property to Challenger Deep Capital but retained a 25% back-in-right.  Challenger added gravity data to fill-in portions of Centerra’s earlier work.  In addition two vertical reverse circulation drill holes were completed and cased for deeper drilling.  Both drill holes encountered low gold values near the top of the holes (best 0.290 grams) with associated zones of silver, arsenic, mercury, cadmium, chromium, molybdenum and zinc.  Intervals with abundant quartz veining, high pyrite content and extensive silica-flooding of the rock were noted.  Both the geochemical data (mineralization) and alteration of the drilled rocks,  indicate that ore-forming hydrothermal fluids have passed through the drilled section, being fed by both low and high-angle structural feeders (fluid plumbing system).

Challenger expended  approximately $350,000 on the property. Challenger and Ansell Capital terminated their lease agreement in 2011 to pursue other interests.

Owyhee
Jackpot
Vya
Orovada
Jerritt Canyon
Twin Creeks/
Turquoise Ridge
Midas
Winnemucca
Goldstrike
Wells
Carlin
Elko
Long Canyon
Hycroft
Lone Tree/
Marigold
Gold Quarry
Gerlach
Florida Canyon
Phoenix
Carlin
West Wendover
Battle
Mountain
Lovelock
Cortez Hills
Bald Mountain
Archimedes
Fernley
RENO
Fallon
Austin
Eureka
McGill
RED ROCK
PROPERTY
Ely
CARSON CITY
Gardnerville
Yerington
Gabbs
Round Mountain
Hawthorne
Luning
Mina
Tonopah
Pioche
Panaca
N
Goldfield
Caliente
Hiko
Alamo
0
50
100
kilometers
Bullfrog
Beatty
Indian Springs
Pahrump
LAS VEGAS
LOCATION/ACCESS MAP
Major Gold Mine or Deposit
Interstate Highway
Other Primary Road

North Battle Mountain Property

The North Battle Mountain Property is located in Lander County, Nevada, 18 kilometers north of Battle Mountain.  The property consists of 36 contiguous unpatented load claims and encompasses approximately 291 hectares (720 acres) of land.  Access to the North Battle Mountain Property is via a paved county road for about 9 kilometers to the North Battle Mountain rail siding, and then the property is reached via a graded gravel road from which an unimproved dirt road leads east to the north-central part of the property.

To date, exploration activities include detailed geologic mapping, rock and soil geochemical sampling; a detailed gravity survey and a three-line CSAMT survey.  Three drill holes are planned to test for a Carlin-type gold deposit.

North Battle Mountain Property History

Early activity in  the North Battle Mountain District was  focused on  silver-rich base metal mineralization discovered in 1906 at the Snowstorm Mine, located at the south end of the Sheep Creek Range about 13 kilometers south-southeast of  the NBM Property.   Intermittent mining and exploration at the Snowstorm Mine resulted in a little more than 1,500 tons of ore produced in 1910 and 1927-28 from underground workings and a series of open cuts and pits.  The ore contained an average grade of 35 oz. silver per ton, 12% lead, and 0.04 oz. gold per ton.

Barite exploration in the 1970's resulted in numerous trenches and prospect pits found scattered along the west side of the Sheep Creek Range.

Between 1990-1997, the region was the focus of several gold exploration programs.  Companies known to have been  active  during  the  last  decade  include:   Battle Mountain Gold Company, Placer Dome Corp., Teck resources Inc., Gold Fields Mining Corp., Touchstone  Resources,  Inc.,  Phelps  Dodge  Corp.,  Cambior,  Inc.,  and Cameco.  The primary exploration focus was the pre-Tertiary sedimentary rocks, which crop out along the western range-front.   However, most of the known drilling was concentrated in the Snowstorm Mine area, leaving a large tract of prospective ground available for evaluation.  In 1998-1999, Cameco discovered elevated gold and associated metal concentrations and extensive hydrothermal alteration on the North Battle Mountain property and subsequently located 36 claims.   During this period, Cameco conducted extensive rock and soil geochemical sampling and defined two gold targets.  Due to other commitments, Cameco dropped the property in 2000.

In 2004, A. Leger located the NBAM claims, and the property was leased to Luna Gold.  Luna Gold conducted a limited exploration program and terminated their lease in 2004.  In 2007 the property was leased to Rae-Wallace Mining.  Rae-Wallace geologist, Michael McClave, collected additional rock samples for geochemical analyses and added some additional geologic mapping.  McClave recommended drilling five, 1,000-foot deep holes to test the developed gold targets.  In 2008, Rae-Wallace had a management change and the new management terminated the lease.

Ansell Capital Corp. entered into a mining lease agreement in 2009 and subsequently immediately ventured the property to Challenger Deep Capital but retained a 25% back-in-right.  Challenger contracted for a gravity survey and later for a three-line CSAMT survey. Geophysical  data exhibits an excellent correlation with mapped geology/structures and elevated rock/soil gold and trace element geochemistry.  Three drill holes are planned to test for a Carlin-type gold deposit.   Challenger expended approximately $30,000 on the property.  Challenger and Ansell Capital terminated their lease agreement in 2011 to pursue other interests.

For a full description of the property histories of both the Red Rock Property and the North Battle Mountain Property, including references, please see our Geological Report and Summary of Field Examinations, filed as Exhibit 99.2 hereto and which is incorporated by reference herein.

Owyhee
Jackpot
Vya
Orovada
Jerritt Canyon
Twin Creeks/
Turquoise Ridge
Midas
Winnemucca
Goldstrike
Wells
Hycroft
Lone Tree/
Marigold
Carlin
Elko
Long Canyon
Gold Quarry
Gerlach
Florida Canyon
Phoenix
Battle
Mountain
Carlin
West Wendover
Cortez Hills
Lovelock
Bald Mountain
NORTH BATTLE MTN
PROPERTY
Archimedes
RENO
Fernley
Fallon
Austin
Eureka
McGill
Ely
CARSON CITY
Gardnerville
Yerington
Gabbs
Round Mountain
Hawthorne
Luning
Mina
Tonopah
Pioche
Panaca
Goldfield
Caliente
Hiko
Alamo
N
0
50
100
kilometers
Bullfrog
Beatty
Indian Springs
Pahrump
LAS VEGAS
LOCATION/ACCESS MAP
Major Gold Mine or Deposit
Interstate Highway
Other Primary Road

Lease Agreements

On May 24, 2011, as a result of our acquisition of Arttor Gold, we acquired, through our new wholly-owned subsidiary Arttor Gold, two lease agreements with F.R.O.G. Consulting, LLC (an affiliate of Mr. Leger, our chief geologist) for the Red Rock Mineral Prospect and the North Battle Mountain Mineral Prospect.  The leases grant the exclusive right to explore, mine and develop gold, silver, palladium, platinum and other minerals on the properties for a term of ten (10) years and may be renewed in ten (10) year increments.  The terms of the Leases may not exceed ninety-nine (99) years.

Arttor Gold paid FROG $5,000 upon the signing of each lease and advance minimum royalty payments of $15,000 are due upon the first anniversary of signing, $35,000 upon the second anniversary of signing, $45,000 upon the third anniversary of signing, $80,000 upon the fourth anniversary of signing and the greater of $100,000 or the U.S. dollar equivalent of ninety (90) ounces of gold upon the fifth anniversary of signing and annually thereafter during the terms of the Leases.   A production royalty of three percent (3%) of the dollar value or gross sales price of gold, silver, platinum, or palladium sold to a buyer and one percent (1%) of the gross sales price of any other mineral sold to a buyer.  Arttor Gold has the right to buy down the production royalties on gold, silver, platinum and palladium by payment of $2,000,000 for the first one percent (1%).

All advance minimum royalty payments constitute prepayment of production royalties to FROG, on an annual basis.  If the total dollar amount of production royalties due within a calendar year exceed the dollar amount of the advance minimum royalty payments due within that year, Arttor Gold may credit all uncredited advance minimum royalty payments made in previous years against fifty percent (50%) of the production royalties due within that year.  The royalties payable to FROG under the Leases shall be the greater of either: (1) the advance minimum royalties, as specified above, or (2) the production royalties less any credits.  The Leases also require Arttor Gold to spend a total of $100,000 on work expenditures on each property for the period from lease signing until December 31, 2012 and $200,000 on work expenditures on each property per year in 2013 and annually thereafter.  The foregoing description is qualified by reference to the agreements filed as Exhibit 10.4 and 10.5 to the Company’s Current Report on Form 8-K, filed on May 31, 2011.

RISKS RELATING TO OUR JUNIOR GOLD RESOURCE EXPLORATION BUSINESS AND INDUSTRY

Exploring for gold is an inherently speculative business.

Natural resource exploration and exploring for gold in particular, is a business that by its nature is very speculative. There is a strong possibility that we will not discover gold or any other resources which can be mined or extracted at a profit. Even if we do discover gold or other deposits, the deposit may not be of the quality or size necessary for us to make a profit from actually mining it. Few properties that are explored are ultimately developed into producing mines. Unusual or unexpected geological formations, geological formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are just some of the many risks involved in mineral exploration programs and the subsequent development of gold deposits.

We will need to obtain additional financing to fund our exploration program.

We do not have sufficient capital to fund our exploration program as it is currently planned or to fund the acquisition and exploration of new properties. We estimate that we will require approximately $6.0 million to pay for our gold exploration expenses, including the costs of being a public company, through 2012.   We will require additional funding.  We do not have any sources of funding (other than approximately $2 million cash acquired with Arttor Gold).  We may be unable to secure additional financing on terms acceptable to us, or at all. Our inability to raise additional funds on a timely basis could prevent us from achieving our business objectives and could have a negative impact on our business, financial condition, results of operations and the value of our securities. If we raise additional funds by issuing additional equity or convertible debt securities, the ownership of existing stockholders may be diluted and the securities that we may issue in the future may have rights, preferences or privileges senior to those of the current holders of our Common Stock. Such securities may also be issued at a discount to the market price of our Common Stock, resulting in possible further dilution to the book value per share of Common Stock. If we raise additional funds by issuing debt, we could be subject to debt covenants that could place limitations on our operations and financial flexibility.

The global financial crisis may have an impact on our business and financial condition in ways that we currently cannot predict.

The continued credit crisis and related turmoil in the global financial system may have an impact on our business and financial position. The recent high costs of fuel and other consumables may negatively impact costs at our operations. In addition, the financial crisis may limit our ability to raise capital through credit and equity markets. As discussed further below, the prices of the metals that we may produce are affected by a number of factors, and it is unknown how these factors will be impacted by a continuation of the financial crisis.

Our management has conflicts of interest.

Our Chief Geologist, Art Leger, may serve as a director or Geologist of other mining and exploration companies. Consequently, his personal interests may come into conflict with our interests. Situations may arise where Mr. Leger is presented with business opportunities which may be desirable not only for us, but also to the other companies with which he is affiliated. In addition to competition for suitable business opportunities, we also compete with these other exploration companies for investment capital, technical resources, key personnel and other things. You should carefully consider these potential conflicts of interest before deciding whether to invest in our securities.

Mr. Leger holds a 100% ownership interest in FROG, which leased the Company’s claims to Arttor Gold, LLC, which prior to acquisition by the Company was owned approximately 20% by each of Mr. Leger and our President, David Rector, from which we acquired the lease for our Red Rock Mineral Prospect and North Battle Mineral Prospect in Lander County, Nevada. See “Certain Relationships and Related Transactions” below.

We do not know if our property contains any gold or other minerals that can be mined at a profit.

The property on which we have the right to explore for gold is not known to have any deposits of gold which can be mined at a profit. Whether a gold deposit can be mined at a profit depends upon many factors. Some but not all of these factors include: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; operating costs and capital expenditures required to start mining a deposit; the availability and cost of financing; the price of gold, which is highly volatile and cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land use, importing and exporting of minerals and environmental protection.

We are a junior exploration stage company with no mining operations and we may never have any mining operations in the future.

Our business is exploring for gold and to a lesser extent, other minerals. In the unlikely event that we discover commercially exploitable gold or other deposits, we will not be able to make any money from them unless the gold or other minerals are actually mined. We will need to find some other entity to mine our properties on our behalf, or sell our rights to mine to third parties. Mining operations in the United States are subject to many different federal, state and local laws and regulations, including stringent environmental, health and safety laws. If we assume any operational responsibility for mining on our property, it is possible that we will be unable to comply with current or future laws and regulations, which can change at any time. It is possible that changes to these laws will be adverse to any potential mining operations.

We are a new company with a short operating history and have only lost money.

Arttor Gold, our exploration operating subsidiary, was formed during May 2011. Our operating history consists of starting our preliminary exploration activities. We have no income-producing activities from mining or exploration. We have already lost money because of the expenses we have incurred in acquiring the rights to explore on our property, and starting our preliminary exploration activities. Exploring for gold and other minerals or resources is an inherently speculative activity. There is a strong possibility that we will not find any commercially exploitable gold or other deposits on our property. Because we are an exploration company, we may never achieve any meaningful revenue.

Our business is subject to extensive environmental regulations which may make exploring for or mining prohibitively expensive, and which may change at any time.

All of our operations are subject to extensive environmental regulations which can make exploration expensive or prohibit it altogether. We may be subject to potential liabilities associated with the pollution of the environment and the disposal of waste products that may occur as the result of exploring and other related activities on our properties. We may have to pay to remedy environmental pollution, which may reduce the amount of money that we have available to use for exploration. This may adversely affect our financial position, which may cause you to lose your investment. If we are unable to fully remedy an environmental problem, we might be required to suspend operations or to enter into interim compliance measures pending the completion of the required remedy. If a decision is made to mine our properties and we retain any operational responsibility for doing so, our potential exposure for remediation may be significant, and this may have a material adverse effect upon our business and financial position. We have not purchased insurance for potential environmental risks (including potential liability for pollution or other hazards associated with the disposal of waste products from our exploration activities) because we currently have no intention of mining our property. However, if we change our business plan to include the mining of our property and assuming that we retain operational responsibility for mining, then such insurance may not be available to us on reasonable terms or at a reasonable price. All of our exploration and, if warranted, development activities may be subject to regulation under one or more local, state and federal environmental impact analyses and public review processes. It is possible that future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have significant impact on some portion of our business, which may require our business to be economically re-evaluated from time to time. These risks include, but are not limited to, the risk that regulatory authorities may increase bonding requirements beyond our financial capability. Inasmuch as posting of bonding in accordance with regulatory determinations is a condition to the right to operate under all material operating permits, increases in bonding requirements could prevent operations even if we are in full compliance with all substantive environmental laws.

We may be denied the government licenses and permits which we need to explore on our property. In the event that we discover commercially exploitable deposits, we may be denied the additional government licenses and permits which we will need to mine on our property.

            Exploration activities usually require the granting of permits from various governmental agencies. For example, exploration drilling on unpatented mineral claims requires a permit to be obtained from the United States Bureau of Land Management, which may take several months or longer to grant the requested permit. Depending on the size, location and scope of the exploration program, additional permits may also be required before exploration activities can be undertaken. Prehistoric or Indian grave yards, threatened or endangered species, archeological sites or the possibility thereof, difficult access, excessive dust and important nearby water resources may all result in the need for additional permits before exploration activities can commence. As with all permitting processes, there is the risk that unexpected delays and excessive costs may be experienced in obtaining required permits. The needed permits may not be granted at all. Delays in or our inability to obtain necessary permits will result in unanticipated costs, which may result in serious adverse effects upon our business.

The value of our property is subject to volatility in the price of gold and any other deposits we may seek or locate.

Our ability to obtain additional and continuing funding, and our profitability should we ever commence mining operations, will be significantly affected by changes in the market price of gold. Gold prices fluctuate widely and are affected by numerous factors, all of which are beyond our control. Some of these factors include the sale or purchase of gold by central banks and financial institutions; interest rates; currency exchange rates; inflation or deflation; fluctuation in the value of the United States dollar and other currencies; speculation; global and regional supply and demand, including investment, industrial and jewelry demand; and the political and economic conditions of major gold or other mineral-producing countries throughout the world, such as Russia and South Africa. The price of gold or other minerals have fluctuated widely in recent years, and a decline in the price of gold could cause a significant decrease in the value of our property, limit our ability to raise money, and render continued exploration and development of our property impracticable. If that happens, then we could lose our rights to our property and be compelled to sell some or all of these rights. Additionally, the future development of our mining property beyond the exploration stage is heavily dependent upon the level of gold prices remaining sufficiently high to make the development of our property economically viable. You may lose your investment if the price of gold decreases. The greater the decrease in the price of gold, the more likely it is that you will lose money.

Our property title may be challenged. We are not insured against any challenges, impairments or defects to our mineral claims or property title. We have not verified title to our property.

Our property is comprised of unpatented lode claims created and maintained in accordance with the federal General Mining Law of 1872. Unpatented lode claims are unique U.S. property interests and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented lode claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations under the General Mining Law. Although FROG has certification of claim to our properties, we have not conducted a title search on our Red Rock Prospect or North Battle Mountain Prospect property. The uncertainty resulting from not having a title search on the property leaves us exposed to potential title suits. Defending any challenges to our property title will be costly, and may divert funds that could otherwise be used for exploration activities and other purposes. In addition, unpatented lode claims are always subject to possible challenges by third parties or contests by the federal government, which, if successful, may prevent us from exploiting our discovery of commercially extractable gold. Challenges to our title may increase our costs of operation or limit our ability to explore on certain portions of our property. We are not insured against challenges, impairments or defects to our property title, nor do we intend to carry title insurance in the future.

Possible amendments to the General Mining Law could make it more difficult or impossible for us to execute our business plan.

The U.S. Congress has considered proposals to amend the General Mining Law of 1872 that would have, among other things, permanently banned the sale of public land for mining. The proposed amendment would have expanded the environmental regulations to which we are subject and would have given Indian tribes the ability to hinder or prohibit mining operations near tribal lands. The proposed amendment would also have imposed a royalty of 4% of gross revenue on new mining operations located on federal public land, which would have applied to all of our property. The proposed amendment would have made it more expensive or perhaps too expensive to recover any otherwise commercially exploitable gold deposits which we may find on our property. While at this time the proposed amendment is no longer pending, this or similar changes to the law in the future could have a significant impact on our business model.

Market forces or unforeseen developments may prevent us from obtaining the supplies and equipment necessary to explore for gold and other resources.

Gold exploration, and resource exploration in general, is a very competitive business. Competitive demands for contractors and unforeseen shortages of supplies and/or equipment could result in the disruption of our planned exploration activities. Current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times for our exploration program. Fuel prices are extremely volatile as well. We will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available. If we cannot find the equipment and supplies needed for our various exploration programs, we may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower become available. Any such disruption in our activities may adversely affect our exploration activities and financial condition.

We may not be able to maintain the infrastructure necessary to conduct exploration activities.

Our exploration activities depend upon adequate infrastructure. Reliable roads, bridges, power sources and water supply are important factors which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect our exploration activities and financial condition.

Our exploration activities may be adversely affected by the local climate, which prevents us from exploring our property year-round.

The local climate makes it impossible for us to conduct exploration activities on our properties year-round. Because of their rural location and the lack of developed infrastructure in the area, our properties are generally impassible during the muddy season, which lasts roughly from December through May. During this time, it may be difficult or impossible for us to access our property, make repairs, or otherwise conduct exploration activities on them. Earthquakes, heavy rains, snowstorms, and floods could result in serious damage to or the destruction of facilities, equipment or means of access to our property, or may otherwise prevent us from conducting exploration activities on our property.

We do not carry any property or casualty insurance and do not intend to carry such insurance in the future.

Our business is subject to a number of risks and hazards generally, including but not limited to adverse environmental conditions, industrial accidents, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to our property, equipment, infrastructure, personal injury or death, environmental damage, delays, monetary losses and possible legal liability. You could lose all or part of your investment if any such catastrophic event occurs. We do not carry any property or casualty insurance at this time, nor do we intend to carry this type of insurance in the future (except that we will carry all insurance that we are required to by law, such as motor vehicle insurance). Even if we do obtain insurance, it may not cover all of the risks associated with our operations. Insurance against risks such as environmental pollution or other hazards as a result of exploration is generally not available to us or to other companies in our business on acceptable terms. Should any events against which we are not insured actually occur, we may become subject to substantial losses, costs and liabilities which will adversely affect our financial condition.

We must make annual lease payments and claim maintenance payments or we will lose our rights to our property.

We are required under the terms of our property leases to make annual lease payments. We are also required to make annual claim maintenance payments to Federal Bureau of Land Management and to the county in which our property is located in order to maintain our rights to explore and, if warranted, to develop our property. The leases grant the exclusive right to explore, mine and develop gold, silver, palladium, platinum and other minerals on the properties for a term of ten (10) years and may be renewed in ten (10) year increments.  The terms of the Leases may not exceed ninety-nine (99) years.  Arttor Gold paid FROG $5,000 upon the signing of each lease and advance minimum royalty payments of $15,000 are due upon the first anniversary of signing, $35,000 upon the second anniversary of signing, $45,000 upon the third anniversary of signing, $80,000 upon the fourth anniversary of signing and the greater of $100,000 or the U.S. dollar equivalent of ninety (90) ounces of gold upon the fifth anniversary of signing and annually thereafter during the terms of the Leases.   A production royalty of three percent (3%) of the dollar value or gross sales price of gold, silver, platinum, or palladium sold to a buyer and one percent (1%) of the gross sales price of any other mineral sold to a buyer (the “NSR Royalty”).  We have the right to buy down the production royalties on gold, silver, platinum and palladium by payment of $2,000,000 for the first one percent (1%).

 All advance minimum royalty payments constitute prepayment of production royalties to FROG, on an annual basis.  If the total dollar amount of production royalties due within a calendar year exceed the dollar amount of the advance minimum royalty payments due within that year, Arttor Gold may credit all uncredited advance minimum royalty payments made in previous years against fifty percent (50%) of the production royalties due within that year.  The royalties payable to FROG under the Leases shall be the greater of either: (1) the advance minimum royalties, as specified above, or (2) the production royalties less any credits.  The Leases also require Arttor Gold to spend a total of $100,000 on work expenditures on each property for the period from lease signing until December 31, 2012 and $200,000 on work expenditures on each property per year in 2013 and annually thereafter.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 24, 2011, we entered into four limited liability company membership interests purchase agreements with the owners of Arttor Gold.  Each of the owners of Arttor Gold sold their interests in Arttor Gold in privately negotiated sales resulting in the Company acquiring one hundred percent (100%) of Arttor Gold.  Prior to the sale our President, David Rector, owned approximately 9.5% of Arttor Gold.  2,000,000 shares of our Common Stock were issued to Mr. Rector.  Arthur Leger, our Chief Geologist, also received 2,000,000 shares of Common Stock in exchange for his approximate 9.5% membership interest in Arttor Gold.   Arttor Gold leases from Mr. Leger certain claims in the State of Nevada which the Company intends to explore, and Arttor Gold also holds approximately $2,000,000 of cash acquired by the Company at closing.

Pursuant to the Agreements, in addition to 2,000,000 shares of Common Stock issued to each of Mr. Rector and Mr. Leger (an aggregate of 4,000,000 shares), the Company issued an additional 8,000,000 shares of its newly designated Series B Convertible Preferred Stock and 9,000,000 shares of Common Stock.  After giving effect to the foregoing, and assuming the conversion into Common Stock of the Series B Preferred Stock, the Company will have an additional 21,000,000 shares of its Common Stock, on a fully-diluted basis, outstanding following the transaction.  In connection with the foregoing, 7,000,000 shares of Common Stock were issued to Frost Gamma Investments Trust (“FGIT”), the beneficial holder of approximately 18.95% of the Company’s Common Stock.

On May 24, 2011, the Company entered into an agreement with FGIT pursuant to which the Company agreed that in connection with any private offering completed within six months, the Company shall make available to FGIT the same terms (including terms related to anti-dilution price protection, registration rights, dividends and similar terms and provisions) provided to investors in such private placement with respect to the 7,000,000 shares of Common Stock of the Company issued to FGIT.

On May 24, 2011, as a result of the acquisition of Arttor Gold by the Company, the Company acquired, through its new wholly-owned subsidiary Arttor Gold, two lease agreements with F.R.O.G. Consulting, L.L.C. for the Red Rock Mineral Property and the North Battle Mountain Mineral Prospect.  The leases grant the exclusive right to explore, mine and develop gold, silver, palladium, platinum and other minerals on the properties for a term of ten (10) years and may be renewed in ten (10) year increments.  The terms of the Leases may not exceed ninety-nine (99) years.  F.R.O.G. Consulting LLC is wholly-owned by Art Leger, our Chief Geologist.  Prior to the acquisition by the Company, our President David Rector and our Chief Geologist, Art Leger, each held a 20% interest in F.R.O.G. Consulting LLC.

The Company shared its office space pursuant to an informal sublease on a month to month basis with a formerly affiliated company for which the Company’s former President served as a director until January 2011. For the period from February 10, 2010 (inception) to December 31, 2010, the Company was reimbursed a portion of the leasehold improvements cost of $2,700, a portion of the security deposit of $8,508, and rent of $12,117 from such affiliated company.

Item 9.01    Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit
Number	Description
99.1	Presentation of Sagebrush Gold, Ltd.
99.2	Geological Report and Summary
99.3	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2011

Sagebrush Gold Ltd.

By:	/s/ David Rector
David Rector
President

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Presentation of Sagebrush Gold, Ltd.
99.2	Geological Report and Summary
99.3	Press Release